	MONTHLY OPERATING REPORTS
	COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING
ASSETS	07/30/02	08/31/02	09/30/02	10/31/02	11/30/02
	(A)
CURRENT ASSETS
Cash	1,183,744	1,949,288	2,902,019	2,565,788	2,535,678
Accounts Receivable, Net (Sched. A)	7,280,871	6,424,769	5,506,873	5,838,286	6,010,216
Inventory, At Lower Of Cost Or Market	2,821,171	2,821,171	2,821,171	2,814,909	2,745,078
Prepaid Expenses	2,890,297	2,171,599	2,284,748	2,123,456	2,004,455
Collateral held by credit card processors	10,685,625	8,340,044	5,471,609	2,732,765	1,097,635

Total Current Assets	24,861,708	21,706,871	18,986,420	16,075,204	14,393,062

PROPERTY, PLANT & EQUIPMENT (Sched. B)	19,805,001	19,805,001	17,673,715	17,546,584	17,354,984
Less Accumulated Depreciation	12,184,735	12,184,735	10,999,123	10,912,535	10,786,894

Net Property	7,620,266	7,620,266	6,674,592	6,634,049	6,568,090

OTHER ASSETS (Describe)	0	0	0	0	0
Deferred debt issuance costs - warrants	686,638	686,638	686,638	686,638	686,638
Leased aircraft deposits	3,598,000	3,598,000	3,598,000	3,598,000	3,598,000
Security deposits	630,580	630,580	630,580	630,580	630,580
Other - Attachment 1	1,443,356	1,373,356	716,906	575,847	575,847
Total Other Assets	6,358,574	6,288,574	5,632,124	5,491,065	5,491,065

TOTAL ASSETS	38,840,548	35,615,711	31,293,136	28,200,318	26,452,217

[Note explanations on page 2]

I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING OPERATING REPORTS, CONSISTING OF ___ PAGES ARE TRUE AND CORRECT.

Date submitted___________________ Signed_____________________________________

Vivian C. Stewart, Controller

(Printed name of signatory)

	MONTHLY OPERATING REPORTS
	COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING
LIABILITIES & STOCKHOLDERS' EQUITY	07/30/02	08/31/02	09/30/02	10/31/02	11/30/02
	(A)
LIABILITIES
Post Petition Liabilities (Sched. C)		539,974	1,212,399	1,000,475	935,240

Pre Petition Liabilities
Notes Payable - Secured	7,735,867	7,735,867	7,735,867	7,735,867	7,735,867
Priority Debt	23,194,906	21,061,848	18,350,916	16,312,800	15,091,622
Unsecured Debt	65,302,941	64,652,129	65,482,136	65,329,355	65,356,906
Other	0	0	0	0	0

Total Pre Petition Liabilities	96,231,679	93,449,845	91,568,919	89,378,022	88,184,395

Total Liabilities	96,231,679	93,989,819	92,781,318	90,378,497	89,119,635

STOCKHOLDERS' EQUITY
Preferred Stock	590	590	590	590	590
Common Stock	43,099	43,099	43,099	43,099	43,099
Paid-In Capital	105,517,030	105,517,030	105,517,030	105,517,030	105,517,030
Retained Earnings
Through Filing Date	(162,951,851)	(162,951,851)	(162,951,851)	(162,951,851)	(162,951,851)
Post Filing Date	0	(982,978)	(4,097,051)	(5,787,048)	(5,276,286)

Total Stockholders' Equity	(57,391,132)	(58,374,110)	(61,488,183)	(63,178,180)	(62,667,418)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	38,840,547	35,615,709	31,293,135	27,200,317	26,452,217

(A) 7/30/02 balances have been revised to replace estimates with actuals as they become known.

	STATEMENT OF INCOME (LOSS)

	MONTH	MONTH	MONTH	MONTH	MONTH	YEAR
	ENDING	ENDING	ENDING	ENDING	ENDING	TO DATE
	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02	11/30/02

GROSS SALES (INCOME)	2,250	16,026	10,202	8,228		36,706

COST OF GOODS SOLD
Materials	0	0	0	0		0
Labor - Direct	0	0	0	0		0
Manufacturing Overhead	0	0	0	0		0

Total Cost of Goods Sold	0	0	0	0	0	0

GROSS PROFIT	2,250	16,026	10,202	8,228	0	36,706

OPERATING EXPENSES
Selling and Marketing	0	0	0			0
Executive & Mgmt. Salaries	196,151	132,102	60,556	32,067		420,875
Office & Other Salaries	55,483	28,132	10,581	8,763		102,959
Rent (B)	274,768	200,264	27,211	14,701		516,944
Chargeback Fees and Write-offs - Attachment 2		983,639	259,773	171,698		1,415,110
Other - Attachment 2	219,451	26,715	161,715	135,521		543,402

Total Operating Expenses	745,852	1,370,852	519,837	362,750	0	2,999,290

OTHER EXPENSES
Quarterly Fees	1,875	1,875	1,250	1,250		6,250
Depreciation						0
Loss on Disposition of Assets - Attachment 3		1,602,123	107,497	18,064		1,727,684
Interest				6,817		6,817
Attorney's Fees	237,500	155,249	71,615	108,585		572,949
Other Professional Fees	0					0

Total Other Expenses	239,375	1,759,247	180,362	134,716	0	2,313,701

Total Expenses	985,227	3,130,099	700,199	497,466	0	5,312,991

NET INCOME (LOSS)	(982,978)	(3,114,073)	(689,997)	(489,238)	0	(5,276,285)

(B) The Debtor is currently analyzing its rent obligations and believes that some portion of the rent listed herein is not owing or entitled to administrative priority. The Debtor is reporting rent herein on a worst-case basis, and nothing herein shall be deemed an admission with respect to rent owing by the Debtor. The Debtor reserves the right to object to claims for rent and reserves all arguments including, but not limited to, any argument that the rent listed herein is not owing or is not entitled to administrative priority.

		STATEMENT OF SOURCE AND USE OF CASH

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	YEAR
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TO DATE
	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02	01/00/00	11/30/02
CASH DIFFERENCE
Current Ending Cash Balance	1,949,288	2,902,019	2,565,788	2,535,678	0	0	9,952,773
Less Ending Prior Month Balance	1,183,744	1,949,288	2,902,019	2,565,788	0	0	8,600,839

NET CASH INCREASE(DECREASE)	765,544	952,731	(336,231)	(30,110)	0	0	1,351,934

SOURCES OF CASH
Income (Loss) From Operations	(982,978)	(3,114,073)	(689,997)	(489,238)	0	0	(5,276,285)
Add: Non-cash items (Depr. & Amort.)	0	0	0	0	0	0	0

Cash Generated From Operations	(982,978)	(3,114,073)	(689,997)	(489,238)	0	0	(5,276,285)

Add: Decrease in Assets
Accounts Receivable	856,102	917,896	0	0	0	0	1,773,998
Inventory	0	0	6,262	69,831	0	0	76,093
Prepaid Expenses	718,698	0	161,292	119,001	0	0	998,991
Property, Plant & Equipment	0	945,674	40,543	65,959	0	0	1,052,176
Other Current Assets	2,345,581	2,868,435	2,738,843	1,635,129	0	0	9,587,988
Other Assets	70,000	656,450	141,059	0	0	0	867,509

Increase in Liabilities:
Post Petition Liabilities	539,974	672,425	0	0	0	0	1,212,399
Pre Petition Liabilities	0	0	0	0	0	0	0

TOTAL SOURCES OF CASH	3,547,377	2,946,807	2,398,003	1,400,682	0	0	10,292,869

USE OF CASH
Subtract: Increase in Assets
Accounts Receivable	0	0	331,413	171,930	0	0	503,343
Inventory	0	0	0	0	0	0	0
Prepaid Expenses	0	113,149	0	0	0	0	113,149
Property, Plant & Equipment	0	0	0	0	0	0	0
Other Current Assets	0	0	0	0	0	0	0
Other Assets	0	0	0	0	0	0	0

Decrease in Liabilities:
Post Petition Liabilities	0	0	211,924	65,235	0	0	277,159
Pre Petition Liabilities	2,781,834	1,880,926	2,190,897	1,193,627	0	0	8,047,284

TOTAL USE OF CASH	2,781,834	1,994,075	2,734,234	1,430,792	0	0	8,940,935

NET CASH INCREASE (DECREASE)	765,543	952,732	(336,231)	(30,110)	0	0	1,351,934

	SCHEDULE OF ACCOUNTS RECEIVABLE AGING				SCHEDULE A

	TOTAL
	ACCOUNTS	0-30	31-60	61-90	91-120	OVER 120
	RECEIVABLE	DAYS	DAYS	DAYS	DAYS	DAYS

Date of Filing:_7/29/02	7,280,871	3,446,898	58,320	335,262	35,345	3,405,046
% of Total	100%	47.34%	0.80%	4.60%	0.49%	46.77%
		.
Month:_8/31/02	6,424,769	88,531	2,530,704	48,722	326,206	3,430,605
% of Total	100%	1.38%	39.39%	0.76%	5.08%	53.40%

Month:__9/30/02	5,506,873	$ 363,716	$ 88,531	$ 1,309,041	$ 45,466	$ 3,700,119
% of Total	100%	6.60%	1.61%	23.77%	0.83%	67.19%

Month:__10/31/02	5,838,286	358,271	363,716	88,531	1,291,589	3,736,179
% of Total	100%	6.14%	6.23%	1.52%	22.12%	63.99%

Month:_11/30/02	6,010,216	183,078	358,271	363,716	88,531	5,016,620
% of Total	100%	3.05%	5.96%	6.05%	1.47%	83.47%

Month:__________
% of Total	100%	0.00%	0.00%	0.00%	0.00%	0.00%

	SCHEDULE OF FIXED ASSETS					SCHEDULE B
	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02	01/00/00

FIXED ASSETS - Net Book Values:
Rotables	2,946,226	2,946,226	2,917,885	2,883,140
Office Equipment	2,175,699	2,175,699	2,175,699	2,150,756
Aircraft Improvements	802,581	11,968	-	-
Ground Equipment	806,159	806,159	806,159	806,159
Tools and Caliberated Tools	345,041	345,041	344,806	344,806
Leasehold Improvments	198,160	43,098	43,098	43,098
Vehicles	179,457	179,457	179,457	179,457
Furniture and Fixtures	166,944	166,944	166,944	160,674

Other_________________
TOTAL FIXED ASSETS - Net Book Value	7,620,266	6,674,592	6,634,049	6,568,090	0	0

	SCHEDULE OF POST PETITION DEBT				SCHEDULE C
	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	08/31/02	09/30/02	10/31/02	11/30/02	12/31/02	01/00/00

TRADE ACCOUNTS PAYABLE		477,886	387,817	379,324

TAXES PAYABLE:
Federal Payroll Taxes
State Payroll Taxes
State Sales Taxes
Local Payroll Taxes
Real Estate & Pers. Prop. Taxes	36,000	0
Franchise Taxes	5,000	10,000	15,000	20,000

TOTAL TAXES PAYABLE	41,000	10,000	15,000	20,000	0	0

OTHER LIABILITIES:
Post Petition Secured Debt
Accrued Interest Payable
Other Accrued Liabilities	404,270	184,722	211,060	201,895
Payroll	94,706	77,070	9,881	10,105
Accrued Attorney's Fees		189,721	158,843	198,266
Accrued Chargeback Processing Fees		273,000	217,875	125,650

TOTAL OTHER LIABILITIES	498,976	724,513	597,658	535,916	0	0

TOTAL POST PETITION DEBT	539,976	1,212,399	1,000,475	935,240	0	0

Other Assets - Attachment 1
		7/31/2002	8/31/2002	9/30/2002	10/31/02	11/30/02
		Amount	Amount	Amount	Amount	Amount
	Deferred Debt Costs
	1420-0-04-000
IAC		66,934.65	66,934.65	66,934.65	66,934.65	66,934.65

	Other Assets - LOC
	1890-0-01-000
Denver	PaineWebber Inc.	495,620.00	495,620.00	495,620.00	495,620.00	495,620.00
Pittsburgh	PaineWebber Inc.	69,904.00	69,904.00	69,904.00	13,291.92	13,291.92
Delta	PaineWebber Inc.	70,000.00	0.00	0.00	0.00	0.00

	New Aircraft Finders Fee
	1890-0-02-000
Seabury	MD-80s	645,909.68	645,909.68	84,447.81	0.00	0.00
Seabury	737s	94,987.48	94,987.48	0.00	0.00	0.00
				(1)	(1)

	Totals:	1,443,355.81	1,373,355.81	716,906.46	575,846.57	575,846.57
(1) New Aircraft Finders Fee for all leased aircraft that had been formally rejected by 9/30/02 were written off in September. Remaining amount written off for return of aircraft N135NJ in October.

			Attachment 2

		Aug 02	Sept 02	Oct 02	Nov 02
Chargeback Fees and Write-offs
Processing fees for credit card chargebacks		$ -	$ 799,025	$ 217,875	$ 125,650
Chargeback write-offs	(3)	-	184,614	41,898	46,048
		$ -	$ 983,639	$ 259,773	$ 171,698

Other operating expenses
Insurance/General		$ 45,147	$ 41,230	$ 38,293	$ 35,901
Phone/data lines		67,167	49,735	34,156	29,637
Revenue acctg fees		79,994	25,000	25,000	25,000
Ad-hoc labor		1,705	1,570	7,912	9,847
Newspaper notices to creditors		-	-	-	9,457
Other		16,876	8,429	4,356	5,685
Property/Franchise taxes	(2)	41,000	(31,000)	5,000	5,000
Board of Director fees		-	6,848	3,333	4,167
Utilities		8,074	10,395	5,505	3,227
Freight		6,912	1,165	2,612	3,157
Payroll taxes		16,536	9,388	3,397	2,377
Employee T&E		6,915	7,319	5,137	779
ADP (payroll processing fees)		3,151	2,125	1,303	648
Email service provider		761	761	-	481
Copier/fax rentals		6,413	5,753	104	104
Office supplies		1,468	328	-	53
Aircraft hull insurance		40,073	29,860	3,107	-
Insurance broker fees		12,500	12,500	12,500	-
Software maintenance agreements		11,375	2,408	-	-
Sabre hosting fees		10,000	10,000	10,000	-
Security fees		-	5,400	-	-
Reimbursement of aircraft ferry cost (Finova)		(15,000)	-	-	-
Aircraft ferrying costs (Finova)		8,384	-	-	-
Investor payments	(1)	(150,000)	(172,500)	-	-

		$ 219,451	$ 26,715	$ 161,715	$ 135,521

(1) Payments received from Investor as per Final Order Authorizing Debtor to Obtain Limited Recourse Post-Petition Financing dated Sept. 4, 2002 and Final Order on Second Motion of Vanguard Airlines, Inc. for Order Authorizing Debtor to Obtain Limited Recourse Post-Petition Financing, dated Sept. 17, 2002. These receipts are shown here as a reduction of expenses incurred while Investor performed due diligence efforts (some of which are in other expense categories.) Note, however, that this amount has been approved as a non-interest bearing DIP financing payable by Debtor only in the event a competing bid is accepted by Debtor.

(2) September amount includes a reversal of $36,000 of personal property taxes accrued in July. July accrual was determined to be inappropriate for post-petition activity.
(3) Chargebacks arising from reasons other than cessation of operations where passenger already flew and Vanguard does not have a valid defense per credit card processors' rules.

			Attachment 3

Aug 02	Sept 02	Oct 02	Nov 02

$ -	$ -	$ 23,754	$ 117,726
-	-	34,835	135,790
-	-	11,081	18,064

-	790,612	11,968	-

-	656,449	84,448	-

-	155,062	-	-

$ -	$ 1,602,123	$ 107,497	$ 18,064